                                                                    EXHIBIT 10.2


                           DEEPWELL ACCESS AGREEMENT


       This Deepwell Access Agreement ("Agreement") dated as of September 30, 1996 is between EMPAK Inc. ("EMPAK"), a Texas corporation and Disposal Systems, Inc., a Delaware corporation ("DSI").

       WHEREAS, pursuant to that certain Assistance Agreement among EMPAK, Pakhoed Corporation ("Pakhoed"), a Delaware corporation, and DSI of even date herewith ("Assistance Agreement"), EMPAK agreed to provide certain deepwell waste disposal services to DSI on a backup basis in the event of interruption in the operation of DSI's deepwell waste disposal facilities; and

       WHEREAS, EMPAK and DSI desire to enter into this Agreement to establish the terms and conditions upon which such services shall be provided.

       NOW THEREFORE, in consideration of the mutual promises set forth herein and other valuable consideration, the sufficiency of which is hereby acknowledged, EMPAK and DSI agree as follows:

       1. Definitions. Certain capitalized terms used herein shall have the following meanings unless the context otherwise requires:

              (i)    Acceptance Criteria means:

                     (a) Receipt by EMPAK in Proper Form of a description of each Waste Material for which disposal is sought in sufficient detail (together with other analytical data and profiling conducted by DSI) to enable EMPAK to determine whether such Waste Material may be accepted at the EMPAK Deepwell in compliance with the EMPAK Permit, its waste analysis plan, or any of its operating procedures;

                     (b) Receipt by EMPAK in Proper Form of a description of any special handling instructions or indicia of special health and/or safety considerations in sufficient detail such that such Waste Material may be accepted for disposal at the EMPAK Deepwell in compliance with the EMPAK Permit, its waste analysis plan, or any operating procedures;

                     (c) Receipt by EMPAK in Proper Form of a description of any special considerations necessary for the transportation, storage, handling, offloading, or containerization (including, without limitation texture, consistency and compatibility) of any Waste Material in sufficient detail that EMPAK can conclude that such Waste Material may be accepted for disposal at the EMPAK Deepwell in compliance with the EMPAK Permit without the incurrence of any additional expenditure or modification of the EMPAK Deepwell, EMPAK Permit, facility, its waste analysis plan, or any operating procedures;

                     (d) Receipt by EMPAK in Proper Form of records of the DSI customer at issue for each waste stream at issue in sufficient detail to enable EMPAK to determine the tolerances of compounds within each waste stream and the likelihood that the Waste Material at issue is within the customer's existing profile.

                     (e) Receipt by EMPAK in Proper Form of documentation sufficient to allow EMPAK to conclude that acceptance of the Waste Material at issue will not or will potentially not violate any term or condition of the EMPAK Permit either based upon acceptance of the Waste Materials proposed to be accepted from DSI or collectively taking into account ongoing operations at the Companies' business facility located at 2759 Battleground Road, Deer Park, Texas;

                     (f) Adequate storage as to both spacial requirements and compatibility exists at the EMPAK Deepwell facility to accommodate the Waste Material proposed for disposal;

                     (g) Receipt by EMPAK of documentation in Proper Form establishing:

                            (i)    An Interruption Event has occurred;

                            (ii) The DSI customer(s) at issue have been advised of the utilization of an alternate facility and any revised timing for disposal;

                            (iii) The Waste Materials at issue have been re-manifested in accordance with all Environmental Laws or the current manifest denotes the EMPAK Deepwell as an appropriately listed alternate disposal facility.

                            (iv) Any approval process and/or laboratory upon which DSI or a customer of DSI has relied and complies with the EMPAK Permit, its operating procedures and waste analysis plan;




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                            (iv)   All other aspects of treatment, storage,
                                   management, handling, and recordkeeping of any party involved with such Waste Materials complies in all respects with the EMPAK Permit, Environmental Laws, and any operating procedure of EMPAK; and

                     (h) Receipt by EMPAK in Proper Form of any other documentation or analyses reasonably required for EMPAK to conclude that the acceptance of any such Waste Materials at issue will not result in liability under Environmental Laws or a violation of the EMPAK Permit, its waste analysis plan or any of its operating procedures.

              (ii)   Companies means collectively EMPAK and Pakhoed.

              (iii) DSI Deepwells means the three deepwell facilities and any ancillary structures, devices, equipment, or facilities reasonably required or necessary for its operation to be in compliance with applicable Environmental Laws, maintained by DSI at 2525 Battleground Road, Deer Park, Texas, and 6901 Greenwood Drive, Corpus Christi, Texas, and permitted under permit Nos. WDW-169, WDW-249, and WDW-70 issued by the TNRCC.

              (iv) DSI Permit means collectively permit nos. WDW-169 and WDW-249, as well as any permit application, registration, permit, permit by rule, exemption or any other authorization necessary for the DSI Deepwells to operate in compliance with applicable laws, including without limitation, Environmental Laws.

              (v) EMPAK Deepwell means the deepwell facility and any ancillary structures, devices, equipment, or facilities reasonably required or necessary for its operation to be in compliance with applicable Environmental Laws, maintained by EMPAK at 2759 Battleground Road, Deer Park, Texas, and permitted under permit No. WDW-157 issued by the TNRCC.

              (vi) EMPAK Permit means permit No. WDW-157 in effect as of the effective date hereof as well as any permit application, registration, permit, permit by rule, exemption, or any other authorization necessary for the EMPAK Deepwell to operate in compliance with applicable laws, including without limitation, Environmental Laws.

              (vii) Environmental Laws means any and all laws, rules, regulations, ordinances, orders or guidance documents now or hereafter in effect of any federal, state or local executive, administrative decision relating thereto or common law that relate to (i) wetlands or other protected land or wildlife species; (ii) noise; (iii) radioactive materials (including naturally occurring radioactive materials); (iv) explosives; (v) pollution, contamination, preservation, protection, remediation, removal, or clean-up of the air, surface water, ground water, soil or wetlands; (vi) solid, gaseous or liquid waste generation, handling, discharge, release, recycling reclamation, threatened release, treatment, storage, disposal or transportation; (vii) exposure or





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persons or property to hazardous substances or wastes and the effects thereof;
(viii) injury to, death of or threat to the safety or health of employees and any other persons; (ix) the manufacture, processing, distribution in commerce, use, treatment, storage, disposal or remediation of hazardous substances; (x) destruction, contamination of, or the release onto any property (whether real or personal) directly or indirectly connected with hazardous substances; (xii) the implementation of spill prevention and/or disaster plans relating to hazardous substances or wastes; (xii) community right-to-know and other disclosure laws or (xiii) maintaining, disclosing or reporting information to governmental authorities under any Environmental Law.

              (viii) Force Majeure Event means in the reasonable judgment of EMPAK the occurrence of any condition exceeding 96 hours in duration in which the EMPAK Deepwell shall be both unable to accept and store (at one of the Companies' storage or transfer facilities) or is materially impaired from both accepting injection of Waste Material and legally storing (at one of the Companies' transfer or storage facilities) any Waste Materials prior to disposal, which it is currently authorized to accept pursuant to the EMPAK Permit in commercial quantities by reason of (i) fire, explosion, flood, storm, earthquake, tidal wave, war, insurrection, civil disorder, military operations, national emergency, strike, or other labor dispute; (ii) the order, requisition, request, recommendation, requirement of any governmental agency;
(iii) the revocation, cancellation, modification, suspension or receipt of a notice of proposed violation, of any regulatory permit (in whole or in part), including without limitation the EMPAK Permit, or any variance or authorization necessary for operation of the EMPAK Deepwell in accordance with Environmental Laws; (iv) any safety concerns regarding the EMPAK Deepwell or mechanical malfunction (including interruption of power sources) of pumps or other injection equipment, hole blockage or collapse, casing leakage or rupture or other mechanical condition or failure disabling the EMPAK Deepwell or causing safety concerns should the EMPAK Deepwell continue to be operated absent corrective action; (v) civil or administrative suit or injunctions; or (vi) any interruption or delay due to any cause beyond EMPAK's control, similar or dissimilar to the causes enumerated above.

              (ix) Interruption Event means in the reasonable judgment of DSI the occurrence of any condition exceeding 96 hours in duration pursuant to which all DSI Deepwells shall be unable to accept injection of Waste Material which either is authorized to accept pursuant to the DSI Permit in commercial quantities by reason of (i) fire, explosion, flood, storm, earthquake, tidal wave, war, insurrection, civil disorder, military operations or national emergency, (ii) any mechanical malfunction (including interruption of power sources) of pumps or other injection equipment, hole blockage or collapse, casing leakage or rupture or other mechanical condition or failure disabling the DSI Deepwells, or (iii) any interruption due to any cause not attributable in whole or in part to DSI's negligence or willful acts, but beyond DSI's control, similar or dissimilar to the causes enumerated above. In no event shall an Interruption Event be deemed to exist if (a) one of the DSI Deepwells remains active and is legally able to accept injection of Waste Material or (b) any DSI Permit shall be revoked for any reason.





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
              (x)    Ongoing Deepwell Costs means:

                     (a) for each calendar year (or portion thereof) during the term of this Agreement, the aggregate of all costs, expenses and liabilities of every kind or nature paid or incurred by EMPAK in connection with owning, maintaining, and operating the EMPAK Deepwell facility and the EMPAK Permit including, without limitation, Taxes, Insurance Premiums, the costs of providing or performing the following: maintaining, cleaning, and repairing the EMPAK Deepwell; inspecting the EMPAK Deepwell and preparing and maintaining all legally required records or records that a prudent business operator would keep, lighting the EMPAK Deepwell facility (including replacement of bulbs and ballasts and repair of light standards); supplying water, electricity, gas, security, laboratory, sewer disposals or other services to the EMPAK Deepwell; providing signage; providing traffic control; constructing, repairing and maintaining any on-site or off-site utilities necessary or appropriate for its operation; wages, salaries, and benefits of personnel performing or providing services to the EMPAK Deepwell including without limitation legal, consulting, expert, and engineering fees; providing and maintaining any planting and landscaping; providing security services; maintenance of equipment associated with the EMPAK Deepwell and the EMPAK Permit, including laboratory equipment; the costs of providing insurance, financial responsibility/assurance, including liability, pollution, casualty and extended coverage and including payments by EMPAK of the deductible therefrom and costs incurred by them in obtaining payments of insurance proceeds; costs and expenses of inspecting and depreciation of equipment used in the operation and maintenance of the EMPAK Deepwell and the EMPAK Permit; plus all other costs and expenses of every kind or nature paid or incurred by EMPAK relative to maintaining, managing, operating, owning, permitting and equipping the EMPAK Deepwell.

                     (b) The phrase "Taxes," as used herein, shall mean all taxes, assessments, impositions, levies, charges, excises, fees, licenses and other sums (whether now existing or hereafter arising, whether foreseen or unforeseen and whether under the present system of real estate taxation or some other system), levied, assessed, charged or imposed by any governmental authority or other taxing authority or which accrue on the land (comprising the EMPAK Deepwell or operations conducted on it) for each calendar year (or





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
                            portion thereof) during the term of this Agreement associated with the EMPAK Permit and any Waste Materials handling fees. In no event shall the phrase "Taxes" be deemed to include any of EMPAK's income taxes.

                     (c) The phrase "Insurance Premiums" shall mean the total annual insurance premiums and costs associated with financial responsibility/financial assurance which accrue on all insurance, which, from time to time, may be carried by EMPAK with respect to the EMPAK Deepwell during any applicable calendar year (or portion thereof) occurring during the term of this Agreement together with any deductible therefrom paid by EMPAK and all costs related to realizing upon the proceeds of any such insurance.

              (xi) Proper Form means in form and substance acceptable to EMPAK in its reasonable judgment.

              (xii) Proportionate Share means an amount equal to the product obtained by multiplying (a) the number of whole days Waste Materials for which disposal is sought by DSI are either stored or disposed at the EMPAK Deepwell or any of the Companies' storage or transfer facilities by (b) 1/365.

              (xiii) Related Documents means this Agreement, the Assistance Agreement, between the Companies and DSI, the Assignment and Assumption Agreement, between the Companies and DSI each dated concurrently with this Agreement, and any other document, instrument, or agreement relating thereto.

              (xiv) TNRCC means the Texas Natural Resource Conservation Commission and any successor organization to it.

              (xv) Waste Material means hazardous and non-hazardous waste in containerized or bulk quantities.

       2. Access Fees. Subject to adjustment only pursuant to Paragraph 5, in consideration of EMPAK's agreement to provide the limited access to the EMPAK Deepwell as provided in this Agreement, DSI shall pay to EMPAK access fees in the amount of $1,200,000 cash per year during the term of this Agreement, payable in equal semi-annual installments throughout the term of this Agreement beginning on the date six (6) months after the date hereof.





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       3.     Term.  The term of this Agreement shall commence on the date hereof and continue until September _____, 2001.

       4. Disposal Upon Occurrence of Interruption Event. Upon the occurrence of an Interruption Event at any time during the term of this Agreement, DSI shall give prompt written notice ("Access Notice") thereof to EMPAK specifying the following: (i) the nature of the Interruption Event, described in reasonable detail; (ii) the time (no less than seven (7) business days after EMPAK's receipt of the Access Notice) at which the delivery of the Waste Material to EMPAK will commence; and (iii) the kind, chemical composition, and approximate quantities of Waste Material to be delivered, described in reasonable detail. Promptly upon receipt of an Access Notice, the appropriate operational and technical personnel of EMPAK and DSI shall confer regarding the quantities, flow rates, and timing of deliveries and other logistical matters. DSI shall be responsible for arranging all tank truck and other transport, paying all freight, insurance and other costs thereof, and bearing all risk of loss and other liability associated therewith, in connection with the delivery of the Waste Material to the EMPAK Deepwell. Subject to the terms and conditions of Paragraph 6, hereof, upon transport and delivery of such Waste Material to the EMPAK Deepwell, EMPAK shall take custody and control thereof and dispose of the same in the EMPAK Deepwell in accordance with the facility's standard operating procedures. The disposal of the Waste Material by EMPAK at the request of DSI pursuant to this Agreement shall be without charge to DSI other than the Access Fees provided in Paragraph 2 above, its Proportionate Share pursuant to Paragraph 9 above, and DSI's payment of expenses described in Paragraph 8 above. Promptly upon the cessation of the Interruption Event, DSI shall cease deliveries of Waste Material to the EMPAK Deepwell until such time as any subsequent Access Notice is duly issued pursuant to this Paragraph 4. DSI shall use commercially reasonable and continuous efforts to cure any Interruption Event as soon as possible.

       5.     Availability of EMPAK Deepwell.

              (i) During the term of this Agreement, EMPAK shall use commercially reasonable efforts to keep the EMPAK Deepwell capable of injecting Waste Material which it is currently authorized to accept for disposal under the EMPAK Permit; provided however, EMPAK shall not be required to accept any Waste Material that does not meet the Acceptance Criteria for the EMPAK Deepwell or for which procedures outlined in Paragraph 6 have not been followed. Subject to the existence of a Force Majeure Event, in the event that any condition shall exist that would result in EMPAK's inability to dispose of or accept for storage (at one of the Companies' storage or transfer facilities) Waste Material at the EMPAK Deepwell (the acceptance and disposal of which would not result in violation of the EMPAK Permit) within legally permissible time periods under Environmental Laws, and such condition exists for more than ninety (90) days, the semi-annual access fees next payable by DSI to EMPAK shall be reduced by an amount equal to the product obtained by multiplying (a) the number of whole days during which such unexcused condition exists beyond 90 days by (b) $3,287.67. EMPAK shall give DSI prompt notice of the commencement and cessation of any such condition. Any reduction in the semi-annual access fees





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required pursuant to this Paragraph 5(i) shall have no effect on any succeeding access payments due and owing EMPAK by DSI.

              (ii) A Force Majeure Event shall suspend EMPAK's performance for the duration of the condition giving rise to the Force Majeure Event, but shall not result in any reduction in the Access Fees payable by DSI pursuant to Paragraph 2 above.

       6. Procedure for Acceptance of Waste Materials. Subject to the terms and conditions of Paragraph 7, in no event shall EMPAK be obligated to accept any Waste Material for disposal at the EMPAK Deepwell originally intended for disposal at a DSI Deepwell unless and until the following conditions are satisfied:

              (i) All Acceptance Criteria shall have been satisfied at least five (5) days prior to delivery of such Waste Materials to the EMPAK Deepwell or other storage/transfer facility authorized by EMPAK;

              (ii)   An Interruption Event shall have occurred;

              (iii) EMPAK shall be satisfied in its reasonable discretion as to the nature, source, and composition of such Waste Material and have had a reasonable opportunity, not to exceed five (5) days, to (a) review all records associated with the generation, management and transportation of such Waste Material including any analytical data, and profiling of such conducted at or in connection with the DSI Facility and (b) conduct independent analyses and profiling of the Waste Materials as is reasonably necessary for EMPAK to conclude that such materials may be accepted at the EMPAK Deepwell in accordance with the EMPAK Permit and will not result in a violation or potential violation of the EMPAK Permit; and

              (iv) EMPAK shall have received from DSI a signed statement in the form attached as Exhibit A pertaining to each shipment of Waste Materials and/or waste stream.

              (v) Subject to the terms and conditions of the EMPAK Permit, EMPAK's waste analysis plan and operating procedures, the total volume of Waste Materials for which DSI has requested disposal does not exceed one hundred twenty (120) million gallons annually, on a prorated basis.

       7. Rejection of Waste Materials. Notwithstanding anything to the contrary in this Agreement, EMPAK shall have the right in its sole and absolute discretion to decline the acceptance of any Waste Materials which in its reasonable judgment could or is reasonably likely to be or lead to potential allegations of or notices of violation relating to a violation of Environmental Laws, or a claim of liability under Environmental Laws including without limitation those pertaining to nuisance associated with air emissions, or personal injury by third parties.





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       8.     Allocation of Ongoing Expenditures.

              In the event DSI seeks to dispose or store Waste Material at the EMPAK Deepwell or any other EMPAK storage or transfer facility under this Agreement, then EMPAK and DSI agree that costs associated with the ongoing operation of the EMPAK Deepwell will be allocated as follows:

              a. DSI shall bear all cost and expense as reasonably determined by EMPAK for additional personnel in addition to EMPAK's then standard number of personnel at the EMPAK Deepwell to handle and dispose of Waste Materials. Such costs may be attributable to temporary personnel or individuals employed by EMPAK that are not typically assigned to the EMPAK Deepwell.

              b. DSI shall bear its Proportionate Share of all cost, expense, and liability associated with any (i) capital expenditures necessary to maintain the EMPAK Deepwell and EMPAK Permit and (ii) all other, capital costs, and other costs and expenses associated with maintaining and assuring that the EMPAK Deepwell is in compliance with all applicable Environmental Laws during the term of this Agreement.

              c. Except where attributable to the gross negligence or willful misconduct by EMPAK or Pakhoed, DSI shall bear its Proportionate Share of all costs, expenses, and liability associated with any fines or penalties attributable in whole or in part to any activities occurring in, at, or around the EMPAK Deepwell or under the EMPAK Permit.

              d. DSI shall pay its Proportionate Share of EMPAK's Ongoing Deepwell Costs.

       9. Payment of DSI's Proportionate Share. Within ninety (90) days after the end of each calendar year during which Waste Materials are disposed at the EMPAK Deepwell or stored at any EMPAK facility during the term hereof EMPAK shall furnish to DSI a statement ("Statement") in reasonable detail setting forth the computation of the actual Taxes, maintenance costs, Insurance Premiums and other Ongoing Deepwell Costs for the preceding year (the "Actual Costs"). In no event shall EMPAK's failure to timely provide the Statement impair or otherwise operate to modify DSI's obligation to pay its Proportionate Share. DSI shall pay to EMPAK a sum of money equal to its Proportionate Share of the Ongoing Deepwell Costs within thirty (30) days after its receipt of the Statement. These obligations shall survive the expiration or termination of this Agreement.





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       10.    Events of Default.

              a. If any of the following events occur, EMPAK shall have the right to unilaterally suspend its performance under this Agreement upon written notification to DSI and DSI's failure to cure within thirty (30) for nonmonetary defaults and fifteen (15) days for those defaults that can be cured by a liquidated sum of money:

                     (i) Failure by DSI to make timely any payment to EMPAK or Pakhoed due hereunder.

                     (ii) Failure by DSI to materially perform any covenant (other than payment obligations), it is obligated to perform under this Agreement.

                     (iii) Any statement, representation, or warranty made by DSI under this Agreement shall be materially false or misleading;

                     (iv) Any investigation shall be commenced of which DSI has actual knowledge pertaining to Waste Materials or waste streams that have been accepted for disposal at a DSI Deepwell and for which DSI seeks or has sought the services of EMPAK under this Agreement pursuant to which DSI or any customer of DSI whose Waste Materials have been disposed or scheduled to be disposed at the EMPAK Deepwell are
                            (a) accused of criminal violations under applicable Environmental Laws; or (b) alleged to be arranging for disposal of Waste Materials that are not of the nature as documented by DSI or its customer.

              b. Upon the occurrence of any Event of Default under this Agreement EMPAK may at its sole option pursue any one or more of the following remedies without any notice or demand and without limiting the generality of the foregoing DSI hereby specifically waives notice and demand for the failure of any obligation it may have hereunder and waives any and all notice or demand requirements imposed by any applicable law:

                     (i) Suspend its performance under this Agreement whereupon EMPAK may (a) seek to recover any damages available to it at law or in equity and (b) exercise any and all other remedies available to EMPAK under this Agreement, or at law, or in equity.





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                     (ii)   It is expressly understood and agreed that EMPAK
                            shall to the full extent permitted by applicable law, have no obligation and DSI hereby releases EMPAK from any obligation, to mitigate damages.

       11.    Independent Knowledge Obtained.

              DSI acknowledges and agrees that the Companies have made no representation, warranty, or agreement as to the nature or volume of Waste Materials that may be accepted at the EMPAK Deepwell at any given time. Moreover, the Companies have made no representation, warranty, or agreement concerning the time period within which Waste Materials proposed for disposal by DSI may be processed at the EMPAK Deepwell. DSI agrees (i) that it has made its own independent judgment as to whether the EMPAK Deepwell may accept waste from DSI for disposal; (ii) that it has reviewed the EMPAK Permit, EMPAK Deepwell facility records, and any necessary federal, state, or local laws, rules, or agency files necessary to determine the economic viability of the utilization of the EMPAK Deepwell for a back-up disposal facility; and (iii) that other factors over which the Companies have no control may determine whether Waste Materials may be disposed at the EMPAK Deepwell.

       12. Indemnity. DSI hereby agrees unconditionally, absolutely and irrevocably to indemnify, defend and hold harmless each of the Companies from and against any loss, cost, expense, liability, or claim which at any time or from time to time may be claimed, suffered or occurred in connection with any violation or alleged violation of Environmental Law by any governmental authority or any other person, or claim for personal injury, the breach of any representation or warranty of DSI set forth herein or the failure of DSI to perform any obligation herein required to be performed by DSI. DSI expressly agrees to indemnify the Companies for any claim, demand, cause of action, suit, lost cost damage, punitive damage, fine, penalty, expense, liability, strict liability, criminal liability, judgment, governmental or private investigation relating to compliance with requirements of Environmental Laws, personal injury suit or property damage whether threatened, sought, brought, or imposed that is related to or seeks to recover costs, damages, expenses, or fees, arising or occurring in whole or in part, after the execution of this Agreement and during any Interruption Event at which time any Waste Materials are treated, stored or disposed at the EMPAK Deepwell facility or any other storage or transfer facility of the Companies as a result of an Interruption Event.

              EFFECT OF NEGLIGENCE. DSI SHALL INDEMNIFY THE COMPANIES REGARDLESS OF WHETHER THE ACT, OMISSION, FACT, CIRCUMSTANCES OR CONDITIONS GIVING RISE TO SUCH INDEMNIFICATION WERE CAUSED IN WHOLE OR IN PART BY EITHER COMPANY'S SIMPLE (BUT NOT GROSS) NEGLIGENCE.





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       13.    Notices.  Any notice, request or other communication given pursuant to this Agreement shall be given in the manner provided in the Assistance Agreement; provided, however, that any Access Notice shall be delivered by hand delivery.

       14.    Miscellaneous.

              (i) This Agreement is not assignable by any party without the prior written consent of the other.

              (ii) This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements or undertakings, oral or written, with respect to the subject matter hereof.

              (iii) No amendment, modification or waiver of all or part of this Agreement shall be of any force or effect unless in writing and signed by authorized representatives of the parties hereto.

              (iv) This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

              (v) The captions in this Agreement are for convenience of reference only and shall be given no effect in the construction hereof.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective representatives thereunto duly authorized as of the date first set forth above.



                                    EMPAK Inc.


                                    By:
                                       -----------------------------------------
                                        Jean S. Warren,
                                        Senior Vice President


                                    Disposal Systems, Inc.


                                    By:
                                       -----------------------------------------
                                        Carl V Rush, Jr.,
                                        President and Chief Executive Officer





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

Pakhoed Corporation joins herein solely to evidence its consent to the terms of this Agreement to the extent necessary under any applicable law.


                                    Pakhoed Corporation

                                    By:
                                       -----------------------------------------
                                        Jean S. Warren,
                                        Senior Vice President





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
                                    GUARANTY

       In consideration of the transactions contemplated by the foregoing Deepwell Access Agreement (which the Board of Directors of The GNI Group, Inc., has determined may reasonably be expected to benefit, directly or indirectly, The GNI Group, Inc.), The GNI Group, Inc., hereby absolutely, unconditionally and irrevocably guarantees the full and timely payment by Disposal Systems, Inc., of all access fees due and owing pursuant to Section 2 thereof. On any default by Disposal Systems, Inc. in the payment of such fees, EMPAK, Inc. may, at its option, proceed directly and at once against The GNI Group, Inc. to enforce its obligations under this unconditional guaranty, without the necessity of proceeding or taking any action against Disposal Systems, Inc.
The amendment or any other change to the Deepwell Access Agreement or any party's waiver or failure to enforce any provision of it shall have no effect on the GNI Group, Inc.'s obligation hereunder which shall remain absolute.


                                    The GNI Group, Inc.


                                    By:
                                       -----------------------------------------
                                        Carl V Rush, Jr.
                                        President and Chief Executive Officer





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
                                   EXHIBIT A

COUNTY OF HARRIS     )
                     )
STATE OF TEXAS       )


                                   AFFIDAVIT

       BEFORE ME, the undersigned notary public, personally appeared ____________________ who, after being by me duly sworn, did depose and state the following under oath:

       My name is ___________________, and I am the _______________________ of
       Disposal Systems, Inc. ("DSI"). I have personal knowledge of the facts concerning hazardous and solid waste materials managed by DSI at its deepwell facilities. With regard to the waste streams described on the attachment to this Affidavit, I am aware of no fact or circumstance which could render any record retained by DSI or furnished to EMPAK Inc. in connection with such waste stream false or misleading in any regard. Moreover, I have no knowledge of any tampering with the waste streams at issue nor do I have any reason to believe that the waste stream is not from the source or of the nature or characteristic identified by the generator prior to its acceptance for disposal by DSI. Moreover, I am aware of no civil, criminal, or administrative investigation into the affairs of the generator of the specific waste materials.

Further Affiant sayeth not.



                                           -------------------------------------


       SUBSCRIBED AND SWORN TO BEFORE ME, on the ____ day of _______________, 1996, to certify which witness my hand and official seal.





                                           -------------------------------------
                                           NOTARY PUBLIC IN AND FOR
                                           THE STATE OF TEXAS





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